                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                  SCHEDULE 14A
                                PROXY STATEMENT
       (PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934)

                            ------------------------

Filed by the registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:
/X/  Preliminary proxy statement
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        CARTER HAWLEY HALE STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             MARC E. BERCOON, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        CARTER HAWLEY HALE STORES, INC.
                            3880 NORTH MISSION ROAD
                         LOS ANGELES, CALIFORNIA 90031

                                WITH COPIES TO:
                              ERIC H. SCHUNK, ESQ.
                        MILBANK, TWEED, HADLEY & MCCLOY
                           601 SOUTH FIGUEROA STREET
                         LOS ANGELES, CALIFORNIA 90017
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)    Title of each class of securities to which transaction applies:
       (2)    Aggregate number of securities to which transactions applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4)    Proposed maximum aggregate value of transaction:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
       (1)    Amount previously paid:
       (2)    Form, schedule or registration statement no.:
       (3)    Filing party:
       (4)    Date filed:

                        CARTER HAWLEY HALE STORES, INC.

                            3880 NORTH MISSION ROAD
                         LOS ANGELES, CALIFORNIA 90031

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD AT HOTEL INTERCONTINENTAL
                             251 SOUTH OLIVE STREET
                         LOS ANGELES, CALIFORNIA 90012

To the Stockholders:

    NOTICE is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Carter Hawley Hale Stores, Inc. (the "Company") will be held in the Watercourt Ballroom of Hotel InterContinental on Friday, June 17, 1994 at 10:30 a.m. local time, for the following purposes:

    1. To elect ten directors to serve for a term of one year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

    2. To approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Broadway Stores, Inc.

    3. To ratify the appointment of Price Waterhouse as the Company's independent accountants for the Company's 1994 fiscal year; and

    4. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Holders of the Company's common stock, par value $.01 per share, and series A exchangeable preferred stock, par value $.01 per share, at the close of business on April 25, 1994, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting. The Company's Board of Directors urges that all stockholders of record exercise their right to vote at the meeting personally or by proxy. Accordingly, we are sending you the following Proxy Statement and the enclosed proxy card.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SPECIFY YOUR VOTE ON THE ACCOMPANYING PROXY AND SIGN, DATE AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE.

    Your prompt response will be appreciated.

                                    By Order of the Board of Directors

                                    Marc E. Bercoon
                                    Secretary

Los Angeles, California
April 29, 1994

                        CARTER HAWLEY HALE STORES, INC.
                            3880 NORTH MISSION ROAD
                         LOS ANGELES, CALIFORNIA 90031

                                PROXY STATEMENT

    The accompanying proxy is solicited by the Board of Directors (the "Board") of Carter Hawley Hale Stores, Inc. (the "Company") to be used at the Annual Meeting of Stockholders on Friday, June 17, 1994 (the "Annual Meeting") to be held at 10:30 a.m. local time in the Watercourt Ballroom of the Hotel InterContinental, Los Angeles. This Proxy Statement, the enclosed form of proxy and the Annual Report to Stockholders are being sent to stockholders on or about April 29, 1994.

    At the Annual Meeting, stockholders will be asked to consider and vote upon the following items:

ITEM I: The election of ten directors to serve until the 1995 Annual Meeting of Stockholders;
ITEM II: A proposed amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Broadway Stores, Inc.
ITEM III: A proposal to ratify the appointment of Price Waterhouse as the Company's independent public accountants for its 1994 fiscal year.

    Any stockholder giving a proxy may revoke it at any time prior to its exercise at the Annual Meeting by giving notice of such revocation either personally or in writing to the Secretary of the Company at the Company's executive offices, by subsequently executing and delivering another proxy or by voting in person at the Annual Meeting.

    The Annual Report to Stockholders that accompanies this Proxy Statement is not to be regarded as proxy soliciting material.

    The Board of the Company believes that election of its director nominees and approval of Items II and III are in the best interests of the Company and its stockholders and recommends to the stockholders the approval of each of the nominees and of Items II and III.

                                     VOTING

    Shares represented by duly executed and unrevoked proxies in the enclosed form received by the Board will be voted at the Annual Meeting in accordance with the specifications made therein by the stockholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies in the enclosed form will be voted FOR the election as directors of the nominees listed herein, FOR Items II and III and, with respect to any other matter that may properly come before the meeting, in the discretion of the persons voting the respective proxies.

    The cost of preparing, assembling and mailing the proxy materials will be borne by the Company. The Company has retained Chemical Bank to solicit proxies at an estimated cost of $9000.

    Only holders of record at the close of business on April 25, 1994 (the "Record Date") of the Company's common stock, $.01 par value (the "Common Stock"), which is listed on the New York Stock Exchange (the "NYSE") under the symbol "CHH," and the Company's series A exchangeable preferred stock, $.01 par value (the "Preferred Stock"), which has not been admitted or listed for trading on any national securities exchange or on any national automated dealer quotation system, will be entitled to vote at the Annual Meeting, voting together as a single class. On March 25, 1994, there were 45,608,027 shares of Common Stock and 857,315 shares of Preferred Stock outstanding. Each share of Common Stock and each share of Preferred Stock is entitled to one vote on all matters presented at the Annual Meeting.

VOTE REQUIRED

    The election of the director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under Delaware law, the Company's Amended and Restated Certificate of Incorporation and the Company's By-laws, shares as to which a stockholder abstains or withholds from voting on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote ("Broker Non-Votes") on the election of directors will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

    Approval of the proposal to amend the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Broadway Stores, Inc. requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. Under Delaware law, the Company's Amended and Restated Certificate of Incorporation and the Company's By-laws, abstentions and Broker Non-Votes on the proposal to change the Company's name have the same legal effect as a vote against such proposal.

    The stockholders of the Company have no dissenters' or appraisal rights in connection with any of Items I, II, III.

    The Company has been informed that a holder of more than 50% of the shares entitled to vote, Zell/ Chilmark Fund, L.P., a Delaware limited partnership ("Zell/Chilmark"), intends to vote FOR the election of the directors nominated by the Board and FOR Items II and III. If Zell/Chilmark does in fact so vote its shares, the election of such directors and the approval of each of Items II and III is assured, irrespective of the votes of other stockholders. See "Principal Stockholders and Management Ownership--Principal Stockholders."

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as to those persons known to the Company to be beneficial owners (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of more than 5% of the outstanding Common Stock and Preferred Stock as of March 25, 1994. The percentage ownership figures set forth in the table are calculated on the basis of the number of shares of Common Stock and Preferred Stock outstanding as of March 25, 1993.

                                                      AMOUNT AND
                                                        NATURE
                                                          OF
TITLE           NAME AND ADDRESS                      BENEFICIAL         PERCENT
OF CLASS        OF BENEFICIAL OWNER                    OWNERSHIP         OF CLASS
- --------------  ----------------------------------  ---------------  ----------------
Common Stock    Zell/Chilmark Fund, L.P.             24,800,866(1)           54.4%
                Two North Riverside Plaza, Suite
                1500
                Chicago, IL 60606
Common Stock    Mellon Bank, N.A., as                 2,500,000(2)            5.5%
                Trustee for
                First Plaza Group Trust
                One Mellon Center
                Pittsburgh, PA 15258
Common Stock    FMR Corp.                             3,253,069(3)            7.1%
                82 Devonshire Street
                Boston, MA 02109-3614
Common Stock    Trimark Investment Management Inc.    3,068,000(4)            6.7%
                One First Canadian Place
                Suite 5600, P.O. Box 487
                Toronto, Ontario M5X 1E5
                Canada
Preferred       Bankers Trust Company                   581,117(5)           67.8%
Stock           One Bankers Trust Plaza
                New York, NY 10006

- ------------------------
(1) The sole general partner of Zell/Chilmark is ZC Limited Partnership, an Illinois limited partnership ("ZC Limited"). The sole general partner of ZC Limited is ZC Partnership, a Delaware general partnership ("ZC"). The general partners of ZC are ZC, Inc., an Illinois corporation ("ZCI"), and CZ, Inc., a Delaware corporation ("CZI"). The Samuel Zell Revocable Trust dated January 17, 1990 (the "SZ Trust") is the sole stockholder of ZCI. Mr. Samuel Zell is trustee and the beneficiary of the SZ Trust. Mr. David
      M. Schulte is the sole stockholder of CZI. One of the limited partners of ZC Limited is COP General Partnership, an Illinois general partnership ("COP"). One of the general partners of COP is COP Seniors General Partnership, an Illinois general partnership ("COP Seniors"). One of the general partners of COP Seniors is Mr. Shkolnik. Messrs. Zell, Schulte and Shkolnik may each be deemed to share beneficial ownership of the shares referenced, but each disclaims beneficial ownership of such shares.
(2) Mellon Bank, N.A., acts as the trustee (the "Trustee") of First Plaza Group Trust ("First Plaza"), a trust under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries. First Plaza may be deemed to beneficially own the shares referenced. Additionally, General Motors Investment Management Corporation, a Delaware corporation and a wholly-owned subsidiary of GM, may be deemed to beneficially own these shares because it serves as investment manager for First Plaza with respect to such shares and has the power to direct the Trustee as to voting and disposition of such shares. The Pension Investment Committee of GM may also be deemed to beneficially own such shares by virtue of its authority to select the investment manager of such shares.
(3)   Fidelity  Management  &  Research  Company  ("Fidelity"),  a  wholly-owned subsidiary of FMR Corp. ("FMR"), is the beneficial owner of 3,123,000 shares or 6.85% of the Company's outstanding Common Stock in its capacity as investment adviser to several investment companies. Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR, is the beneficial owner of 130,069 shares or 0.29% of the Company's outstanding Common Stock in its capacity as investment manager of certain institutional accounts. Edward C. Johnson 3d, the Chairman of FMR, owns 34% of the outstanding voting common stock of FMR.
      Certain of Mr. Johnson's family members and related trusts also own shares of FMR voting common stock (together with Mr. Johnson, the "Johnson
      Family"). The Johnson Family, FMR Corp., Fidelity and FMTC may thus be deemed to have beneficial ownership of all or a portion of the shares referenced.
(4) Trimark Investment Management Inc. ("TIMI") is the investment manager for, and sole trustee of, three mutual funds, Trimark Fund, Trimark Select
      Growth  Fund and  Trimark Select  Canadian Growth  Fund (collectively, the
      "Trimark Funds"), each of which is the record owner of a portion of the referenced shares. As investment manager and sole trustee for the Trimark
      Funds, TIMI has sole voting and dispositive power in respect of such shares and may thus be deemed to be have beneficial ownership of such shares.
(5) Bankers Trust Company holds these shares in its capacity as the trustee of the Company's 401(k) Savings and Investment Plan (the "401(k) Plan").
      Bankers Trust Company disclaims beneficial ownership of such shares.

MANAGEMENT OWNERSHIP

    The following table indicates the total number of equity securities of the Company beneficially owned by each of the Company's directors, the Named Executive Officers, as defined below, director nominees and all directors and executive officers as a group as of March 25, 1994. Beneficial ownership has been calculated in accordance with Rule 13d-3 promulgated under the Exchange Act. Unless otherwise indicated, all shares are owned directly and the owner has sole voting and investment power with respect thereto.

TITLE                   NAME OF          AMOUNT AND NATURE OF
OF CLASS           BENEFICIAL OWNER      BENEFICIAL OWNERSHIP   PERCENT OF CLASS
- --------------  -----------------------  --------------------  -------------------
                DIRECTORS:
Common Stock    David L. Dworkin             666,666(1)                 *
Common Stock    Leobardo F. Estrada           10,000(2)                 *
Common Stock    Sidney R. Petersen            10,825(2)(3)              *
Common Stock    Terry Savage                  11,000(2)(4)              *
Common Stock    David M. Schulte          24,800,866(5)                54.4%(5)
Common Stock    Sanford Shkolnik          24,920,866(6)                54.6%(6)
Common Stock    Robert M. Solow               10,000(2)                 *
Common Stock    Dennis C. Stanfill            12,710(2)(7)              *
Common Stock    James D. Woods                13,000(2)                 *
Common Stock    Samuel Zell               24,800,866(8)                54.4%(8)
                NAMED EXECUTIVE OFFICERS:
Common Stock    Philip M. Hawley             480,000(9)                 1.1%
Common Stock    William J. Podany             36,666(10)                *
Common Stock    Gerald J. Mathews                  0                    *
Common Stock    Patricia A. Warren                 0                    *
Common Stock    Brian L. Fleming              16,185(11)                *
Common Stock    Edwin J. Holman               17,590(12)                *
Common Stock    Larry G. Petersen              3,722(13)                *
                All Directors and
                Executive Officers as a
                Group (18 persons)
                                          25,729,705(5)                56.4%
                                                    (6)(8)(14)

- ------------------------
*     Less than 1 percent.
(1) In connection with Mr. Dworkin's election to the positions of President and Chief Executive Officer, on February 18, 1993 the Stock Option Committee of the Board granted Mr. Dworkin options for 1,000,000 shares of Common Stock. Under the terms of such grant, options to purchase 333,333 shares of Common Stock became vested on each of March 24, 1993 and March 24, 1994. The 666,666 options are currently exercisable. For a description of the agreement in principle between Mr. Dworkin and the Company regarding Mr. Dworkin's employment with the Company, see "Employment and Change-in-Control Arrangements--Employment Agreement with Mr. Dworkin."
(2) Includes currently exercisable options to purchase 10,000 shares of Common Stock.

(3)   Includes 405 shares of Common Stock and Warrants to purchase 420 shares of
      Common Stock,  all of  which are  held by  Mr. Petersen  and his  wife  as trustees for the Petersen Family Trust.
(4)   Includes  1,000 shares of Common  Stock held by Ms.  Savage as trustee for
      Terry Savage Productions Limited, Retirement Plan and Trust dated June  1,
      1982.
(5)   The shares listed for Mr. Schulte are held of record by Zell/Chilmark. Mr.
      Schulte  may be deemed to share, with others, voting and dispositive power with respect to the shares  owned by Zell/Chilmark. Mr. Schulte  disclaims beneficial  ownership of all of  such shares. See footnote  1 to the table under the heading "Principal Stockholders and Management
      Ownership--Principal Stockholders."
(6)   Includes currently  exercisable  options  to purchase  110,000  shares  of
      Common Stock plus 10,000 shares of Common Stock owned directly. 24,800,866 of the shares listed for Mr. Shkolnik are held of record by Zell/Chilmark.
      The  sole  general partner  of  Zell/Chilmark is  ZC  Limited. One  of the limited partners of ZC Limited is COP. One of the general partners of  COP is  COP  Seniors.  One of  the  general  partners of  COP  Seniors  is Mr.
      Shkolnik. Mr. Shkolnik  may be deemed  to share, with  others, voting  and dispositive  power with respect to the  shares owned by Zell/Chilmark. Mr.
      Shkolnik  disclaims   beneficial  ownership   of   all  shares   held   by
      Zell/Chilmark.  See footnote 1  to the table  under the heading "Principal
      Stockholders and Management Ownership--Principal Stockholders."
(7)   Includes Warrants to purchase 210 shares of Common Stock.
(8)   The shares listed for  Mr. Zell are held  of record by Zell/Chilmark.  Mr.
      Zell  may be  deemed to share,  with others, voting  and dispositive power with respect  to the  shares owned  by Zell/Chilmark.  Mr. Zell  disclaims beneficial  ownership of all of  such shares. See footnote  1 to the table under the heading "Principal Stockholders and Management
      Ownership--Principal Stockholders."
(9)   Includes currently  exercisable  options  to purchase  480,000  shares  of
      Common  Stock. Mr.  Hawley resigned  as Chief  Executive Officer effective
      February 1993 and resigned as director in June 1993.
(10)  Includes currently exercisable options to purchase 36,666 shares of Common
      Stock.
(11)  Includes currently exercisable options to purchase 14,666 shares of Common
      Stock and warrants to purchase 361 shares of Common Stock.
(12)  Includes currently exercisable options to purchase 11,667 shares of Common
      Stock, warrants to purchase 840 shares of Common Stock and 1,855 shares of
      Preferred  Stock,   which  shares   of  Preferred   Stock  are   currently
      exchangeable  for warrants to  purchase 1,855 shares  of Common Stock. The
      1,855 shares of Preferred Stock owned  by Mr. Holman constitute less  than one  percent of the shares of Preferred Stock outstanding. Mr. Holman left the employ of the Company in October 1993.
(13)  Includes Warrants  to purchase  840 shares  of Common  Stock and  includes
      1,055  shares  of Preferred  Stock, which  shares  of Preferred  Stock are currently exchangeable for  Warrants to  purchase 1,055  shares of  Common
      Stock.  Mr. Petersen left the  employ of the Company  in October 1993. The
      1,055 shares of Preferred Stock owned by Mr. Petersen constitute less than one percent of the shares of Preferred Stock outstanding.
(14)  Includes currently  exercisable  options  to purchase  907,997  shares  of
      Common  Stock, Warrants  to purchase  630 shares  of Common  Stock and 859 shares of Preferred Stock, which  shares of Preferred Stock are  currently exchangeable for Warrants to purchase 859 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Equity Properties and Development Company ("EP&D"), an affiliate of Equity Financial and Management Company ("EF&M"), a company that is chaired by Samuel Zell, the Company's Chairman of the Board, indirectly owns Southland Mall, located in Hayward, California. The Company operates an Emporium store at Southland Mall pursuant to a long-term lease with the owner of the mall. The Company's monthly payments under such lease amount to $50,000. Additionally, the Company must pay the owner of the mall certain fees to cover common area maintenance expenses and real estate taxes.

    See "Employment and Change-in-Control Arrangements--Employment Agreement with Mr. Dworkin" for a discussion of the legal fees to be paid to Mr. Dworkin's brother-in-law in connection with his providing Mr. Dworkin legal advice in connection with the negotiation of Mr. Dworkin's employment arrangements with the Company.

                       NOMINEES FOR ELECTION AS DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation and By-laws require that the number of directors on the Board be not less than three nor more than twenty-five. The Board currently consists of the following ten persons: David L. Dworkin, Leobardo F. Estrada, Sidney R. Petersen, Dennis C. Stanfill, Terry Savage, David M. Schulte, Sanford Shkolnik, Robert M. Solow, James D. Woods and Samuel Zell. At each annual meeting of stockholders, the term of each director expires and director nominees are elected to the Board for terms of one year.

    At the Annual Meeting ten directors are to be elected to serve until the 1995 Annual Meeting of Stockholders and until their successors are elected and qualified. Unless authority to vote for directors is withheld in the proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the re-election of David L. Dworkin, Leobardo F. Estrada, Sidney R. Petersen, Dennis C. Stanfill, Terry Savage, David M. Schulte, Sanford Shkolnik, Robert M. Solow, James D. Woods and Samuel Zell as directors. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve. At present, it is not anticipated that any nominee will be unable to serve.

DIRECTOR NOMINEES

DAVID L. DWORKIN, 50

    Mr. Dworkin has been a director since March 24, 1993. He has been President and Chief Executive Officer of the Company since March 1993. Mr. Dworkin served as Chairman and Chief Executive Officer of British Home Stores, a division of Storehouse PLC, a London, England based retailer, from November 1989 until July 1992, and as Group Chief Executive of the Storehouse PLC from July 1992 until joining the Company in March of 1993. Mr. Dworkin has in excess of 25 years experience in the retail industry, including service as President & Chief Executive Officer of Bonwit Teller from 1988 through 1989, President & Chief Operating Officer of Neiman Marcus from 1984 through 1988, and Executive Vice President of Marshall Fields, a division of Dayton-Hudson Corp.

DR. LEOBARDO F. ESTRADA, 48

    Dr. Estrada has been a director since 1992. He has been an Associate Professor at the Graduate School of Architecture and Urban Planning at the University of California at Los Angeles for more than the past five years.

SIDNEY R. PETERSEN, 63

    Mr. Petersen has been a director since 1989. For more than the past five years, he has been a private investor and consultant. He is the retired Chairman of the Board and Chief Executive Officer for Getty Oil Company, positions which he held from 1980 to 1984. He is also a director of Avery Dennison Corporation, NICOR, Inc., Global Natural Resources, Inc. and Union Bank.

TERRY SAVAGE, 49

    Ms. Savage has been a director since 1992. She is a financial analyst and author. For the past five years, she has been a syndicated columnist for the Chicago Sun-Times. Additionally, Ms. Savage was a financial and business reporter for the CBS-owned television station in Chicago, WBBM-TV, from 1982 through 1991. She is also a director of McDonald's Corporation.

DAVID M. SCHULTE, 47

    Mr. Schulte has been a director since 1992. He is the sole shareholder of one of the two partners of the sole general partner of ZC Limited, the sole general partner of Zell/Chilmark, which owns 54.4% of the Company's outstanding Common Stock. Since 1984, Mr. Schulte has been managing general partner of Chilmark Partners, L.P., a merchant banking firm, which currently devotes all of its time to the affairs of Zell/ Chilmark. Mr. Schulte is a director of Revco D.S., Inc., Jacor Communications, Inc. and Sealy Corporation.

SANFORD SHKOLNIK, 54

    Mr. Shkolnik has been a director since 1992. He served as Vice Chairman of the Company from October 1992 through March 1993. For more than the past five years he has been Executive Vice President of EF&M, a company chaired by Mr. Zell. He is also Chairman of the Board of EP&D, an affiliate of EF&M. Mr. Shkolnik is an indirect limited partner of ZC Limited, the sole general partner of Zell/Chilmark.

DR. ROBERT M. SOLOW, 69

    Dr. Solow has been a director since 1992. He is Institute Professor at the Massachusetts Institute of Technology. He is the 1987 recipient of the Nobel Memorial Prize in Economic Science. In addition to his professorship at M.I.T., Dr. Solow serves on the board of directors of Yamaichi Global Funds and is a member of the Corporate Technology Committee of the Norton Co. He also serves as a member of the advisory committee of Zell/Chilmark. He is former Chairman of the Federal Reserve Bank of Boston and a former member and Chairman of General Motors Science Advisory Committee.

DENNIS C. STANFILL, 66

    Mr. Stanfill has been a director since 1987. He was Co-Chairman, Co-Chief Executive Officer and a director of Metro-Goldwyn-Mayer Inc. from January 1992 until August 1993. From August 1990 to December 1991, he served as Chairman of the Board and Chief Executive Officer of AME, Inc., a video post-production company. AME, Inc. is currently the subject of a reorganization petition under chapter 11 of title 11 of the United States Code filed in the United States Bankruptcy Court Central District of California on July 22, 1992. Prior to August 1990, Mr. Stanfill was President of Stanfill, Bowen & Co., Inc., a private investment and venture capital firm. He is also a director of The Dial Corporation.

JAMES D. WOODS, 61

    Mr. Woods has been a director since 1992. He has served as the Chairman of the Board of Baker Hughes Incorporated since January 1989 and as President and Chief Executive Officer of Baker Hughes Incorporated since April 1987. Mr. Woods is also a Director of Varco International, Inc., Wynn's International, Inc. and AMAX Inc.

SAMUEL ZELL, 52

    Mr. Zell has been a director since 1992 and Chairman of the Board since March 4, 1993. He is Chairman of the Board of EF&M and Equity Group Investments, Inc., two privately-owned affiliated investment and management companies. Mr. Zell is the trustee and beneficiary of a trust that is the sole shareholder of one of the two partners of the sole general partner of ZC Limited, the sole general partner of Zell/Chilmark, which holds 54.4% of the Company's outstanding Common Stock; Chairman of the Board of Itel Corporation; Chairman of the Board, President and Chief Executive Officer of Great American Management and Investment, Inc.; Chairman of the Board and Chief Executive Officer of Nucorp, Inc.; Chairman of the Board of Eagle Industries, Inc.; and Co-Chairman of Manufactured Home Communities, Inc. Mr. Zell is also a director of Catellus Development Corporation, The Delta Queen Steamboat Co., Jacor Communications, Inc., Sealy Corporation and The Vigoro Corporation, and is Co-Chairman of the Board of Revco D.S., Inc. Prior to October 4, 1991, Mr. Zell was President of Madison Management Group, Inc., which company filed for protection under chapter 11 of title 11 of the United States Code on November 8, 1991. The case has subsequently been converted to a proceeding under chapter 7 of such code.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

    The Board met 9 times during fiscal 1993. With the exception of James D. Woods and Robert M. Solow, each current director attended at least 75% of the total number of meetings of the Board and each of the committees of the Board on which such director served held during the period for which he or she has been a director. The Board has standing Executive, Audit, Compensation, Stock Option and Nominating Committees. The current members of each of the Board's committees are listed below.

THE EXECUTIVE COMMITTEE

    The  current members of the Executive  Committee are David L. Dworkin, David
M. Schulte, Sanford Shkolnik and Samuel Zell. The Executive Committee did not meet during fiscal 1993.

    The Executive Committee has all of the authority of the Board except the authority to amend by-laws, fix director compensation, authorize special distributions to stockholders, fill Board vacancies and act with respect to certain other limited matters.

THE AUDIT COMMITTEE

    The current members of the Audit Committee are David M. Schulte, Sidney R. Petersen and James D. Woods. During the 1993 fiscal year, the Audit Committee met 4 times.

    The Audit Committee, composed solely of outside directors, meets periodically with the Company's independent accountants, management and internal auditors to discuss accounting principles, financial and accounting controls, the scope of the annual audit, internal control and other matters; advises the Board on matters related to accounting and auditing; and reviews management's selection of independent accountants. The independent accountants and the internal auditors have complete access to the committee without management present, to discuss results of their audit and their opinions on adequacy of internal controls, quality of financial reporting, and other accounting and auditing matters.

THE COMPENSATION COMMITTEE

    The current members of the Compensation Committee are Terry Savage, David M. Schulte, Dr. Robert M. Solow and Dennis C. Stanfill. The Compensation Committee met 8 times during fiscal 1993.

    The Compensation Committee, composed solely of outside directors, reviews and takes action regarding terms of compensation, employment contracts and pension matters that concern officers and key employees of the Company.

THE STOCK OPTION COMMITTEE

    The current members of the Stock Option Committee are David M. Schulte and Samuel Zell. The Stock Option Committee met 10 times during the 1993 fiscal year.

    The Stock Option Committee administers the Company's 1992 Stock Incentive Plan, as amended (the "Amended Plan"), which task includes, among other things, granting and setting the terms of stock options and stock appreciation rights.

THE NOMINATING COMMITTEE

    The current members of the Nominating Committee are Dr. Leobardo F. Estrada and Samuel Zell. The Nominating Committee did not meet in fiscal 1993.

    The Nominating Committee recommends to the Board nominees for Board membership and makes recommendations as to Board policies concerning the selection, tenure and qualification of directors.

    The Nominating Committee reviews the qualifications of, among others, those persons recommended for nomination to the Board by stockholders. A stockholder suggesting a nominee to the Board should send the nominee's name, biographical material, beneficial ownership of the Company's stock and other relevant information in writing to the Secretary of the Company in a timely manner as set forth in the Company's By-laws, accompanied by a consent of such nominee to serve as a director if elected. Nominees must be willing to devote the time required to serve effectively as a director and as a member of one or more Board committees. In order to submit a nomination, a stockholder must be a holder of record on the date of such submission and on the record date for determining stockholders entitled to vote at the meeting at which the election will take place.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF COMPENSATION

    Table I sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years 1993, 1992 and 1991, of those persons who at any time during fiscal 1993 served as the chief executive officer, at the end of Fiscal 1993 were the four most highly compensated executive officers of the Company, and two other highly-compensated executive officers who were not serving as such at the close of fiscal 1993 (collectively, the "Named Executive Officers").

                                    TABLE I

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                           ANNUAL COMPENSATION                 COMPENSATION
                                                -----------------------------------------------------------
                                                                                 OTHER
           NAME AND                                                              ANNUAL                         ALL OTHER
          PRINCIPAL                               SALARY          BONUS       COMPENSATION       OPTIONS       COMPENSATION
           POSITION                  YEAR           ($)            ($)            ($)              (#)             ($)
D.L. Dworkin                         1993       856,409             0                0         1,000,000       1,477,664(1)
Chairman & CEO                       1992             0             0                0                0                0
                                     1991             0             0                0                0                0
W.J. Podany                          1993       325,000             0                0           40,000           26,651(2)
EVP, Merchandising                   1992       305,208             0                0          110,000          156,836
                                     1991             0             0                0                0                0
G.J. Mathews                         1993       243,748             0                0          150,000          154,264(3)
EVP, Stores                          1992             0             0                0                0                0
                                     1991             0             0                0                0                0
P.A. Warren                          1993       224,166             0                0          150,000          186,373(4)
EVP, Merchandising                   1992             0             0                0                0                0
                                     1991             0             0                0                0                0
B.L. Fleming                         1993       275,000             0                0                0            2,297(5)
SVP, Accounting &                    1992       272,356             0                0           44,000            9,006
Taxes                                1991       250,000             0                0                0            2,175
FORMER EXECUTIVE OFFICERS
P.M. Hawley                          1993             0             0          126,438(6)             0                0
Former Chairman &                    1992       787,500(7)          0                0          480,000        1,750,960(8)
Chief                                1991       750,000             0                0                0            7,429
Executive Officer
E.J. Holman                          1993       466,667         7,088(9)             0          170,000            6,960(10)
Former Vice Chairman                 1992       393,750             0                0          130,000            6,682
& COO                                1991       350,000             0                0                0            6,139
L.G. Petersen                        1993       350,000         5,982(11)          241(12)            0            5,846(13)
Former EVP-CFO                       1992       337,500             0              568          110,000            5,846
                                     1993       250,000             0               76                0            4,475

- ------------------------
(1) Includes a $1,000,000 sign-on bonus, a $375,000 bonus to compensate Mr. Dworkin for the loss of his bonus from his prior employment, $97,444 as compensation for relocation costs and $5,220 as the imputed value of life insurance benefits.

(2)   The amount shown for 1993 includes $21,222 as compensation for  relocation costs  and $5,428  as the  imputed value  of life  insurance benefits. The amount shown  for  1992  includes  a $75,000  sign-on  bonus,  $76,860  as compensation  for relocation  costs and  $4,976 as  imputed value  of life insurance benefits.
(3)   Includes a $38,301 sign-on bonus, $115,963 as compensation for  relocation costs and $1,891 as the imputed value of life insurance benefits.
(4)   Includes  a $104,044 sign-on bonus, $79,313 as compensation for relocation costs and $3,016 as the imputed value of life insurance benefits.
(5)   The  amounts  shown  for  1993   and  1991  include  $2,297  and   $2,175,
      respectively,  as the imputed value of life insurance benefits. The amount shown for 1992 includes $6,743 as the value of new stock and warrants from
      1987 restricted  stock grant  and  $2,263 as  the  imputed value  of  life insurance benefits. Mr. Fleming left the employ of the Company on April 1,
      1994.
(6)   In connection with an agreement entered into in October 1992 regarding his cessation  of activities as Chief Executive  Officer, Mr. Hawley agreed to retire as Chief Executive Officer as of December 31, 1992 and the  Company
      agreed  to pay him $2 million in full satisfaction of, among other things,
      the  remaining  term  of  his  employment  agreement.  Pursuant  to   such
      agreement,  the Company also agreed (i)  to provide Mr. Hawley with office space and secretarial  and ancillary  office services in  the Los  Angeles area until December 31, 1994, and (ii) to reimburse Mr. Hawley for certain business expenses incurred by him. Mr. Hawley and the Company entered into an  agreement dated as of December 31,  1992 under which Mr. Hawley agreed to continue to serve as Chairman  of the Board for an undetermined  period of  time after his cessation of  activities as Chief Executive Officer and agreed to  provide  certain  consulting  services  to  the  Company.  This agreement  obligated  the  Company  to  make  six  quarterly  payments  of consulting fees to Mr.  Hawley in the amount  of $41,666 each. The  amount shown  for 1993  reflects the  payment of  $83,332 in  consulting fees and
      $37,690 in expenses related to the provision to Mr. Hawley of office space and secretarial and ancillary office services.
(7)   The $2 million payment to Mr. Hawley referred to in note 6 above has  been
      allocated   in  this  table  between  the  Salary  column  and  All  Other
      Compensation column. The amount  shown in the  Salary column reflects  the aggregate  salary  Mr.  Hawley  earned  at  the  rate  provided  under his employment agreement from the  beginning of the  1992 fiscal year  through
      October 15, 1992, plus that portion of the $2 million payment attributable to  Mr. Hawley's agreeing to continue  to serve as Chief Executive Officer from October 15, 1992 through his retirement date. Subsequent to  entering into  the  October  agreement  referred to  above,  Mr.  Hawley  agreed to continue to perform the functions  of Chief Executive Officer through  the end of the Company's fiscal year.
(8)   Of  the  figure shown  for 1992,  $1,744,000 reflects  the portion  of the
      $2,000,000  payment  received  by  Mr.  Hawley  in  connection  with   his
      retirement  that was not allocated to  salary for fiscal 1992 as described in footnote 7. Of the figures  shown for all three years, $6,960  reflects payments  made by the Company  on behalf of Mr.  Hawley for life insurance benefits. $469  and  $2,047  of  the amounts  shown  for  1991  and  1990, respectively, reflect registrant contributions to the 401(k) Plan.
(9)   1992 Annual Incentive Plan Award paid in April 1993.
(10)  Includes $6,960 and $6,682 as the imputed value of life insurance benefits for 1993 and 1992, respectively.
(11)  1992 Annual Incentive Plan Award paid in April 1993.
(12)  Preferential  earnings on  deferred compensation  based at  rate of 10.16%
      (20% above Basic Rate of 7.16%).
(13)  Includes $5,846 and as  the imputed value of  life insurance benefits  for
      1993  and 1992. The amount  shown for 1991 includes  $4,475 as the imputed value of life insurance benefits and a $313 contribution to Mr. Petersen's account under the 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

    Table II presents information regarding stock option grants made during fiscal 1993 to each of the Named Executive Officers pursuant to the Amended Plan. No Stock Appreciation Rights ("SARs") were granted to any Named Executive Officer in fiscal 1993.

                                    TABLE II
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                       VALUE AT ASSUMED ANNUAL
                                -------------------------------------------------------      RATE OF STOCK PRICE
                                             PERCENT OF TOTAL                                 APPRECIATION FOR
                                OPTIONS/       OPTIONS/SARS      EXERCISE                        OPTION TERM
                                  SARS          GRANTED TO       OR BASE                   -----------------------
                                 GRANTED       EMPLOYEES IN       PRICE      EXPIRATION       5%           10%
            NAME                   (#)       FISCAL YEAR (%)     ($/SHARE)      DATE          ($)          ($)
D.L. Dworkin                    1,000,000          32.289          10.220     02/18/03     6,427,000    16,288,000
G.J. Matthews                     110,000           3.552          12.875     05/04/03       890,672     2,257,138
G.J. Matthews                      40,000           1.292          13.750     11/09/03       345,892       892,558
W.J. Podany                        40,000           1.292          13.375     11/09/03       336,440       852,640
P.A. Warren                       110,000           3.552          13.750     07/01/03       951,170     2,410,540
P.A. Warren                        40,000           1.292          13.375     11/09/03       336,440       852,640
FORMER EXECUTIVE OFFICERS
E.J. Holman(1)                    170,000           5.489    %   $ 11.500     04/01/03     1,229,490     3,115,767

- ------------------------
(1) Mr. Holman left the employ of the Company on October 22, 1993. At that time, he had 43,333 options that were exercisable until October 21, 1994; all of his unexercisable options were cancelled. As of fiscal year-end, he had 11,667 options that were exercisable.

OPTION EXERCISES AND YEAR-END VALUES

    Table III sets forth information regarding unexercised stock options held by each of the Named Executive Officers. The only Named Executive Officers to have exercised any stock options during fiscal 1993 were Messrs. Holman and Petersen, as set forth below.

                                   TABLE III
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                             VALUE OF
                                                                                                           UNEXERCISED
                                                                            NUMBER OF                      IN-THE-MONEY
                                                                           UNEXERCISED                       OPTIONS
                                                                             OPTIONS                        AT FY-END
                                SHARES ACQUIRED       VALUE                 AT FY-END              ----------------------------
                                  ON EXERCISE       REALIZED      -----------------------------    EXERCISABLE    UNEXERCISABLE
            NAME                      (#)              ($)        EXERCISABLE     UNEXERCISABLE        ($)             ($)
D.L. Dworkin                              0             0          333,333            666,667            0               0
W.J. Podany                               0             0           36,667            113,333            0               0
G.J. Mathews                              0             0                0            150,000            0               0
P.A. Warren                               0             0                0            150,000            0               0
B.L. Fleming                              0             0           14,667             29,333            0               0
FORMER EXECUTIVE OFFICERS
P.M. Hawley                               0             0          480,000              4,800            0               0
E.J. Holman                          31,666        $127,822.23      11,667(1)               0            0               0
L.G. Petersen                        36,667        $138,959.76           0                  0            0               0

- ------------------------
(1)   These options will expire on October 21, 1994.

PENSION AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

    All employees, other than employees covered by pension plans of applicable labor unions, are eligible to participate in the Company's pension plan (the "Pension Plan"). As of March 25, 1994, approximately 16,500 employees were eligible to participate. The Company makes contributions to the Pension Plan based upon the funding requirements of the Employee Retirement Income Security Act of 1974, as amended. Such contributions are held by Bankers Trust Company, which acts as trustee of the Pension Plan.

    Benefits under the Pension Plan are based on a percentage of each participant's yearly total of salary and bonus (collectively, "earnings"). In general, every year, each participant earns a "Benefit" that equals 1% of such participant's total earnings plus an additional 1/2% of such participant's earnings that exceed the social security wage base. Benefits are added yearly and become fully vested after five years of service. In general, upon a participant's retirement at or after age 65, such participant shall be entitled to receive monthly payments under the Pension Plan. Such monthly payments are calculated on a straight life annuity basis and shall equal 1/12th of the aggregate of all Benefits earned during employment. Participants who retire after attaining age 55 but before attaining age 65 and after having accumulated 15 years of service with the Company shall be entitled to reduced payments under the Pension Plan if they elect to receive such payments before age 65.

    Table IV sets forth total benefits payable to executive employees, including the Named Executive Officers, who participate in the Company's Supplemental Executive Retirement Plan (the "SERP"). Amounts shown represent the aggregate amounts to which such employees are entitled under both the Pension Plan and the SERP, but do not reflect the deduction of 50% of social security benefits that such employees will receive on retirement. Benefits are reduced if payments begin prior to age 62.

                                    TABLE IV
                               PENSION PLAN TABLE

               AVERAGE                              YEARS OF SERVICE
        ANNUAL COMPENSATION*              15         20         25         30
$ 100,000............................  $  22,500  $  30,000  $  37,500  $  45,000
$ 200,000............................  $  45,000  $  60,000  $  75,000  $  90,000
$ 300,000............................  $  67,500  $  90,000  $ 112,500  $ 135,000
$ 400,000............................  $  90,000  $ 120,000  $ 150,000  $ 180,000
$ 500,000............................  $ 112,500  $ 150,000  $ 187,500  $ 225,000
$ 600,000............................  $ 135,000  $ 180,000  $ 225,000  $ 270,000
$ 700,000............................  $ 157,500  $ 210,000  $ 262,500  $ 315,000
$ 800,000............................  $ 180,000  $ 240,000  $ 300,000  $ 360,000
$ 900,000............................  $ 202,500  $ 270,000  $ 337,500  $ 405,000
$1,000,000...........................  $ 225,000  $ 300,000  $ 375,000  $ 450,000
$1,100,000...........................  $ 247,500  $ 330,000  $ 412,500  $ 495,000
$1,200,000...........................  $ 270,000  $ 360,000  $ 450,000  $ 540,000

- ------------------------------
* Annual compensation consists of all amounts received under the categories salary and bonus as shown in Table I.

    Employees whose annual base salary is $100,000 or more, or certain employees who had achieved SERP eligibility prior to the Company's reorganization, may also participate in the SERP. The threshold annual base salary rate is indexed and adjusted annually to the rate of increase in the social security wage base. The SERP presently covers approximately 150 executive employees. SERP benefits are based on a percentage of average earnings for the five highest of the final ten years' employment, less 50% of age 65 social security benefits and less Benefits paid under the Pension Plan and certain supplemental amounts which may be payable under certain individual employment contracts. Benefits generally are computed on a straight life annuity basis. However, certain executives have individual employment contracts that provide for supplemental payments, the benefits of which are computed on a life annuity basis with a two-thirds benefit to a surviving spouse. Except in the case of certain executives with special provisions in their employment agreements, participants are entitled to receive SERP benefits only upon (i) attaining age 55 and having accumulated 15 years of service with the Company or (ii) attaining age 65 and having accumulated five years of service with the Company.

    Messrs. Dworkin, Podany, Mathews and Fleming and Ms. Warren, respectively, have 1, 2.1, 0.9, 20 and 0.8 years of credited service under the Pension Plan and the SERP.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company receive an annual retainer of $22,000 plus $750 for each Board or committee meeting attended. Directors are also eligible to receive stock option grants under the Amended Plan.

    Non-employee directors who do not have any vested interest in the SERP or the Pension Plan may receive benefits under the Company's Retirement Plan for Non-Employee Directors. Under such plan, upon retirement, each eligible director shall receive monthly payments equal to 1/12 of the annual retainer in effect at the time of retirement. Such payments shall continue for a period of months equal to the number of months the director receiving the payments served, but shall cease upon such director's death. To be eligible for benefits under this plan, a director must have served for a minimum of 36 months. Notwithstanding the foregoing, if a director retires on or after attainment of age 72, such director shall receive retirement payments for a minimum period of 60 months or until death. No director who is terminated for cause shall be entitled to any benefits under this plan.

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS

    EMPLOYMENT AGREEMENT WITH MR. DWORKIN. As of March 24, 1993, the Company entered into an agreement with David L. Dworkin whereby Mr. Dworkin has agreed to serve as the Company's President and Chief Executive Officer for a term of three years. He received a $1,000,000 bonus upon commencing his duties as Chief Executive Officer on March 24, 1993. Under such agreement Mr. Dworkin receives an annual base salary of $1,000,000 and a guaranteed bonus of at least $400,000 payable in April 1994 and at least $300,000 payable in April 1995. Upon commencing his duties as Chief Executive Officer. Mr. Dworkin also received $375,000 as compensation for the loss of his bonus from his prior employer plus relocation and interim housing expenses associated with his moving from London to Southern California, which expenses were paid for in such a manner that Mr. Dworkin was not attributed any taxable income or paid as taxable income to Mr. Dworkin in a sufficient gross amount such that after payment of applicable taxes Mr. Dworkin will have been reimbursed for all appropriate expenses associated with relocation. Mr. Dworkin was also afforded an opportunity to invest $250,000 in Zell/Chilmark on the same terms as its general partners at any time on or before August 15, 1993. He did not make such an investment.

    Additionally, the Company paid the legal fees incurred by Mr. Dworkin in connection with Mr. Dworkin's severance of his employment arrangement with his prior employer, British Home Stores, and with the negotiations regarding his employment arrangement with the Company. Mr. Dworkin's brother-in-law acted as Mr. Dworkin's attorney with respect to these transactions. The legal fees of Mr. Dworkin's brother-in-law for serving as such were $150,000.

    Such agreement also provided for the granting to Mr. Dworkin of options to purchase 1,000,000 shares of Common Stock under the Amended Plan. On February 18, 1993, the Stock Option Committee granted Mr. Dworkin nonqualified stock options to purchase 1,000,000 shares of Common Stock. Options with respect to 333,333 shares of Common Stock became vested on each of March 24, 1993 and March 24, 1994, respectively. The remaining 333,334 options will vest on March 24, 1995. The exercise price of all options granted is $10.22 per share. In addition to the terms provided in the Amended Plan, in the event that Mr. Dworkin is involuntarily terminated or there occurs a "change-in-control," as defined below, all of Mr. Dworkin's options will become immediately exercisable. For purposes of the immediately preceding sentence, a "change-in-control" occurs if
(i) the nominees or designees of Zell/Chilmark cease to compose a majority of the Board, (ii) certain changes in the Company's senior management occur, (iii) Zell/Chilmark ceases to own 36% of the outstanding shares of the Company's voting stock, or (iv) the Company ceases to own all of the outstanding shares of CHH Receivables, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company. Mr. Dworkin will have 90 days to exercise the options that vest as a result of his involuntary termination or any of the events described in clauses (i) through (iv) above.

    Because Mr. Dworkin has served as President and Chief Executive Officer of the Company for at least one year, pursuant to his contract, upon retirement he will be guaranteed benefits under the SERP, as defined below. The amount to which he will be entitled will be determined based on the number of years that he serves. If he is involuntarily terminated or if there occurs a change-in-control as defined in the preceding paragraph, he will receive two years' salary as a termination benefit. The Company's obligations under Mr. Dworkin's agreement are guaranteed by Zell/Chilmark.

    EMPLOYMENT AND TERMINATION AGREEMENTS WITH NAMED EXECUTIVE OFFICERS. Each of the Named Executive Officers has entered into employment agreements with the Company.

    William J. Podany and Brian L. Fleming are parties to agreements with the Company providing for three-year terms of employment that commenced July 21, 1992. Their annual base salaries are $325,000 and $275,000, respectively. Gerald
J. Mathews and Patricia A. Warren are parties to agreements with the Company providing for three-year terms of employment that commenced on May 3, 1993 and May 24, 1993, respectively. Their annual base salaries are $325,000. Mr. Mathews' contract provided for a net after tax signing bonus of $25,000.

    Prior to his retirement as Chairman of the Board and Chief Executive Officer, Philip M. Hawley was party to an Assumption & Amendment to Employment Agreement (the "Assumption Agreement") under which he was to serve as Chief Executive Officer until July 20, 1995. Under the Assumption Agreement, Mr. Hawley's annual base salary was $750,000. The Assumption Agreement was terminated by this agreement upon Mr. Hawley's retirement on December 31, 1992. See footnotes 6, 7 and 8 to Table I.

    Edwin J. Holman, the Company's former Vice Chairman and Chief Operating Officer, was party to an agreement with the Company providing for a three-year term of employment that commenced July 21, 1992.

As of April 1, 1993, his annual base salary was increased from $400,000 to $480,000. Mr. Holman's employment agreement guaranteed him receipt of SERP retirement benefits if he was terminated without cause. Larry G. Petersen, the Company's former Executive Vice President and Chief Financial Officer, was party to an employment agreement with the Company that provided for a three-year term of employment that commenced July 21, 1992. Under this agreement, Mr. Petersen's base salary was $350,000. Messrs. Holman and Petersen left the Company in October 1993. Pursuant to the terms of their employment agreements, the Company will continue to pay base salaries to Messrs. Holman and Petersen through the term of such agreements to the extent they do not receive compensation for services from other sources.

    CHANGE-IN-CONTROL ARRANGEMENTS. The Amended Plan enables the Company to grant stock options and SARs to certain key employees, officers, directors and consultants. Under the Amended Plan, upon the occurrence of a "Change of Control," as defined therein, all outstanding options shall become immediately exercisable except as otherwise provided in any option holder's "Award
Agreement," as defined in the Amended Plan, with respect to such holder's options. See "Employment Agreement with Mr. Dworkin" for a discussion of change-in-control arrangements between Mr. Dworkin and the Company.

    CERTAIN TRANSACTIONS. In January 1994, the Company extended a three-year loan in the principal amount of $100,000 to Robert J. Lambert, Executive Vice President, Human Resources, to assist Mr. Lambert in the purchase of a home in the Southern California area. So long as Mr. Lambert remains employed by the Company, the loan does not bear interest (on a net tax free basis to Mr. Lambert) and the principal amount of the loan is forgiven based on daily amortization over its three-year term. In the event Mr. Lambert voluntarily leaves the Company or is terminated with cause, the remaining principal balance of the loan will begin to accrue interest at the prime rate as published in the Wall Street Journal and such remaining principal will become due and payable in 30 days. In the event Mr. Lambert is terminated without cause, the remaining principal balance of the loan on the date of such termination will be forgiven.

                      REPORT ON REPRICING OF OPTIONS/SARS

    On July 1, 1993, the Stock Option Committee cancelled options that had previously been granted to certain associates and executive officers with exercise prices of ranging from $15.625 to $16.125 per share (representing the market price of the Common Stock on the date such options were initially granted), and granted an identical number of new options with identical terms and vesting periods (the "New Options") to these persons with an exercise price of $13.75, the offering price per share of Common Stock offered to the public in the Company's equity offering that was completed in July 1993 (the "Equity
Offering"). On July 1, 1993, the last reported sale price per share of the Common Stock, as reported on the NYSE, was $13.75.

    The Stock Option Committee took this action so that these key associates and executive officers would have options at a price that was in line with that paid by purchasers in the Equity Offering. The original option grants to these individuals occurred in the period from late May through June, 1993, during which time the price of the Company's Common Stock temporarily surged near its 52-week high. Because stock options are priced at or above the prevailing trading price of the Common Stock on the grant date, the exercise prices of the options granted to these individuals were relatively high. Because the Stock Option Committee believed that the relatively high-priced options would not provide the intended incentives to these individuals, the committee decided to replace those options with options that had an exercise price equal to the price per share in the Equity Offering. The following table summarizes all repricings of options or SARs held by any executive officer of the Company during the last ten fiscal years.

                                    TABLE V
                         TEN-YEAR OPTION/SAR REPRICINGS

                                                    NUMBER OF                                                    LENGTH OF
                                                   SECURITIES      MARKET PRICE       EXERCISE                    ORIGINAL
                                                   UNDERLYING       OF STOCK AT       PRICE AT                  OPTION TERM
                                                  OPTIONS/SARS        TIME OF         TIME OF         NEW       REMAINING AT
                                                    REPRICED       REPRICING OR     REPRICING OR    EXERCISE      DATE OF
                                                   OR AMENDED        AMENDMENT       AMENDMENT       PRICE      REPRICING OR
             NAME                     DATE             (#)              ($)             ($)           ($)        AMENDMENT
E. Garofolo                       July 1, 1993        110,000            13.75          15.625         13.75       2.9 years
  EVP, Marketing & Sales
   Promotion
P. Warren                         July 1, 1993        110,000            13.75          15.625         13.75       2.9 years
  EVP, Merchandising, Women's
   Apparel
T. Brockdorf                      July 1, 1993         10,000            13.75          16.125         13.75      2.98 years
  VP, Marketing & Sales
   Promotion, Finance
L. Mattes                         July 1, 1993         10,000            13.75          16.125         13.75      2.98 years
  VP, Advertising
   Administration
J. Zimmerman                      July 1, 1993         10,000            13.75          16.125         13.75      2.98 years
  DMM, Accessories
T. Foster                         July 1, 1993          7,000            13.75          16.125         13.75      2.98 years
  DMM, Electronics
V. Singler                        July 1, 1993          7,000            13.75          16.125         13.75      2.98 years
  DMM, Special Sizes
J. Castro                         July 1, 1993          4,000            13.75          16.125         13.75      2.98 years
  St. Mgr., Mountain View
H. Langer                         July 1, 1993          4,000            13.75          16.125         13.75      2.98 years
  St. Mgr., Tanforan

STOCK OPTION COMMITTEE
OF THE BOARD OF DIRECTORS
- ---------------------------------------------
Samuel Zell (Chairman)
David M. Schulte

                      REPORT OF THE COMPENSATION COMMITTEE
                         AND THE STOCK OPTION COMMITTEE

    The Compensation Committee is responsible for setting the terms of and reviewing the compensation of the Company's officers and key employees. The Stock Option Committee is responsible for administering the Amended Plan, which plays an important role in the compensation of the Company's key employees. The Compensation Committee and the Stock Option Committee are collectively referred to herein as the "Committees."

COMPENSATION OF MR. DWORKIN

    In March of 1993, Mr. Dworkin assumed the position of Chief Executive Officer of the Company pursuant to an agreement under which Mr. Dworkin received a $1,000,000 signing bonus, $375,000 as compensation for the loss of his bonus from his prior employer, an annual base salary of $1,000,000 for a term of three years, guaranteed bonuses of at least $400,000 payable in April 1994 and $300,000 payable in April 1995 and other benefits. In addition, Mr. Dworkin was granted options to purchase 1,000,000 shares of Common Stock. See "Employment and Change-in-Control Arrangements Employment Agreement with Mr. Dworkin." The Compensation Committee believes that this compensation package was necessary (i) to provide Mr. Dworkin with a sufficiently attractive compensation package compared to those available to him including that available to him at his previous position at Storehouse PLC, and (ii) to provide him with significant incentives to improve the Company's performance. The three-year term, salary level and other benefits are commensurate with the Compensation Committee's belief that Mr. Dworkin, who has a proven record with retail firms undergoing reorganization, will be a strong leader.

CURRENT COMPENSATION PHILOSOPHY

    The attraction and retention of highly competent and motivated executives is an important objective of the Company's compensation practices. The Committees believe they can achieve this goal by providing top employees with competitive salaries, offering bonuses to reward the achievement of Company goals, such as specified earnings levels, and providing long-term incentives through stock options, which give executives an opportunity to share in the Company's success as reflected by increases in its stock price.

    BASE SALARY AND BONUS. The Compensation Committee plays a significant role with respect to officers' compensation by setting the bonuses of the Company's officers. In the upcoming year, the Compensation Committee will award such bonuses based on the Company's success. One measure of the Company's success will be management's ability to achieve specified earnings levels. The Compensation Committee has commissioned Management to make recommendations to refine a new annual incentive plan. Management has retained an independent consultant to assist the Company in this process. Throughout the coming year the Compensation Committee will additionally focus on setting the terms of compensation for new top level employees. In determining competitive salaries for such individuals, the Compensation Committee will compare the salaries offered by the Company to those provided by other entities competing for similarly-skilled executives. In the past when setting executive compensation, the Company has looked to the Hay Retail Industry Senior Executive Total Remuneration Survey, a report that compares various compensation components for participating retail companies. The Hay survey or an equivalent survey is expected to be a continued reference for the Compensation Committee.

    In light of the fact that the Company emerged from its Bankruptcy proceeding in October 1992, the Committee has found it necessary to deviate from some of its philosophy on compensation in order to attract the key executives Mr.
Dworkin feels are necessary to lead the Company back to profitability. Accordingly, in certain cases, signing bonuses were granted to attract executives who would be foregoing a bonus at their previous job or, in some cases, to compensate the executive for the relatively high cost of housing in the Los Angeles area. Management has advised the Committee that, except for the position of Chief Financial Officer, most all of these positions have now been filled.

    INCENTIVE COMPENSATION. The Amended Plan provides an incentive for key employees, directors and consultants of the Company to increase stockholder value by aligning their own interests with those of the Company's stockholders. Because the exercise price of stock options granted under the Amended Plan may not be set at less than market value, participants will not realize value on such options unless the Company's stock price increases. Under the Amended Plan, the Stock Option Committee determines who shall be granted options and sets the terms of option grants. The Stock Option Committee intends to make future grants to those employees who make or who because of their positions are expected to make material contributions to the Company's success and demonstrate effective management skills. Accordingly, future grants to key employees are expected to be in similar ranges for new hires of similar status.

PHILOSOPHY ON THE DEDUCTIBILITY OF COMPENSATION

    The Compensation Committee designs its compensation arrangements to provide competitive levels of compensation that align compensation with the Company's annual and long-term performance goals, reward strong performance, recognize individual achievement and assist the Company in attracting and retaining qualified executives, and in this way, achieve the best returns for the Company's stockholders.

    Under tax legislation enacted during 1993, beginning in 1994, the amount of compensation paid to or accrued for the Chief Executive Officer and the four other most highly compensated Executive Officers which may be deductible by the Company for federal income tax purposes is limited to $1,000,000 per person per year, except that compensation which is performance-based will be excluded for purposes of calculating the amount of deductible compensation. The Internal Revenue Service has proposed regulations to implement this legislation, but they have not been finalized.

    As stated above, the Compensation Committee designs its compensation arrangements to achieve various objectives and, to the extent these objectives can be achieved in a manner which maximizes the deductibility of compensation paid by the Company, it will seek to do so.

    The Compensation Committee will continue to strive to achieve its compensation objectives in a manner which causes the incentive compensation paid to the Company's executive officers to be fully deductible and will consider possible changes to the Company's compensation policies when final regulations are issued.

                             STOCK OPTION COMMITTEE
COMPENSATION COMMITTEE       OF THE BOARD OF
OF THE BOARD OF DIRECTORS    DIRECTORS
- ---------------------------  -----------------------
David M. Schulte (Chairman)  Samuel Zell (Chairman)
Terry Savage                 David M. Schulte
Robert M. Solow
Dennis C Stanfill

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Stock Option Committee administers the Amended Plan. The members of the Stock Option Committee are David Schulte and Samuel Zell.

    Mr. Schulte is the sole shareholder of one of two partners of the sole general partner of ZC Limited, the sole general partner of Zell/Chilmark, which currently owns 24,800,866 shares of Common Stock, or 54.4% of the shares of Common Stock outstanding.

    Mr. Zell is the trustee and beneficiary of a trust that is the sole shareholder of one of two partners of the sole general partner of ZC Limited, the sole general partner of Zell/Chilmark, which currently owns 24,800,866 shares of Common Stock, or 54.4% of the shares of Common Stock outstanding.

STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return of the Company, based on share price (the Company did not grant any dividends during the period shown), with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Retail Stores Composite Index. Except as set forth in the next sentence, the graph assumes $100 invested on July 31, 1988 in the Company's Old Common Stock (as
defined below) and each of the other indices. Because of the change in the Company's capital structure upon emergence from bankruptcy on October 8, 1992 (the "Effective Date"), for periods subsequent to the Effective Date the graph assumes $100 invested on the Effective Date in the Company's Common Stock and each of the other indices. Effective as of the Effective Date and pursuant to the Reorganization Plan, holders of the Company's common stock, par value $.01 per share, outstanding prior to the effectiveness of the Reorganization Plan (the "Old Common Stock") received .081 shares of Common Stock in exchange for each share of Old Common Stock. Additionally, certain unsecured creditors of the Company received .046 shares of Common Stock for each $1.00 of allowed claims against the Company.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
CARTER HAWLEY HALE STORES, INC., S&P 500 INDEX, AND S&P RETAIL STORES COMPOSITE

                          INDEXED / CUMULATIVE RETURNS

                                                     BASE
                                                    PERIOD        RETURN       RETURN       RETURN       RETURN       RETURN
             COMPANY / INDEX NAME                  JULY 1988     JULY 1989    JULY 1990    JAN. 1991    JAN. 1992    SEP. 1992
- -----------------------------------------------  -------------  -----------  -----------  -----------  -----------  -----------
CARTER HAWLEY HALE STORES                                100        140.74        51.85        29.63        17.28        12.35
RETAIL STORES-COMPOSITE                                  100        139.25       153.95       153.70       214.76       230.61
S&P 500 INDEX                                            100        131.93       140.51       138.25       169.63       177.10

                                                   BASE
                                                  PERIOD         RETURN       RETURN
            COMPANY / INDEX NAME               OCT. 9, 1992     JAN. 1993    JAN. 1994
- --------------------------------------------  ---------------  -----------  -----------
CARTER HAWLEY HALE STORES                              100         151.92       150.00
RETAIL STORES-COMPOSITE                                100         114.15       110.02
S&P 500 INDEX                                          100         109.73       123.86

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission ("SEC") and NYSE. Directors, officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The following information is based solely upon a review of copies of such Forms 3, 4 and 5 that have been furnished to the Company, or, in the case of Forms 5, written representations that no Forms 5 were required.

    The Company believes that the following current officers of the Company failed to file a Form 3 in connection with their becoming executive officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, within the time period required: (i) Mr. Gerald J. Mathews, Executive Vice President, Stores, filed a Form 3 on January 31, 1994, although such form was due on May 13, 1993, (ii) Ms. Elayne M. Garofolo, Executive Vice President, Marketing and Sales Promotion, filed a Form 3 on January 31, 1994, although such form was due on June 4, 1993, (iii) Ms. Patricia A. Warren, Executive Vice President, Merchandising, Women's Apparel, filed a Form 3 on January 31, 1994, although such form was due on June 4, 1993, (iv) Mr. William
J. Podany, Executive Vice President, Merchandising, Home, Men's and Cosmetics, filed a Form 3 on January 31, 1994, although such form was due on April 10, 1993, (v) Mr. Robert J. Lambert, Executive Vice President, Human Resources, filed a Form 3 on February 1, 1994, although such form was due on January 13, 1993, and (vi) Mr. Robert M. Menar, Executive Vice President, Logistics and Information Services, filed a Form 3 on January 31, 1994, although such form was due on November 11, 1993. The Company believes that the following officers of the Company failed to file a Form 5 with respect to a grants of options to purchase Common Stock: (i) Mr. Brian L. Fleming, Senior Vice President, Accounting and Taxes, failed to file a Form 5 with respect to a grant made on October 8, 1992 of options to purchase 44,000 shares of Common Stock, and (ii) Mr. Marc E. Bercoon, Senior Vice President, General Counsel and Secretary, failed to file a Form 5 with respect to grants of options to purchase 30,000 shares of Common Stock. The Company believes that Mr. Estrada, Mr. Solow and Mr. Petersen, each of whom is a current director of the Company, each failed to file a Form 5 with respect to a grant of options to purchase 10,000 shares of Common Stock made on November 9, 1992.

    All of these individuals have advised the Company that they plan to make their respective filings prior to the Annual Meeting.

              APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S
           AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IN ORDER TO CHANGE THE NAME OF THE COMPANY TO BROADWAY STORES, INC.

    The Board recommends to the shareholders that the Company's Amended and Restated Certificate of Incorporation be amended to change the name of the Company to "Broadway Stores, Inc."

    The Board believes that the name "Broadway Stores, Inc." more accurately identifies its operating business, as 52 of its 83 stores presently operate under the "Broadway" name, and will be more recognizable by the Company's customers and the general public. No stores are operated under the Company's current name. There will be relatively little cost associated with the change. Virtually no advertising will be required.

    If the amendment to the Amended and Restated Certificate of Incorporation is approved, the Company will use the name "Broadway Stores, Inc." in its business operations and the Common Stock of the Company will trade on the NYSE under the symbol "BWY."

                      SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board has selected Price Waterhouse to serve as the Company's independent accountants to audit the financial statements of the Company for the 1994 fiscal year. A representative of Price Waterhouse will attend the Annual Meeting, will be given an opportunity to make a statement and will be available to answer appropriate questions. The Board recommends, on the advice of its Audit Committee, that the stockholders vote FOR ratification of the appointment of Price Waterhouse as the Company's independent auditors for fiscal 1994.

                                 OTHER MATTERS

    The Board is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the proxy will vote the proxies according to their best judgment.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals, if any, which may be considered for inclusion in the Company's proxy materials for the 1995 Annual Meeting must be received by the Company at its offices at 3880 North Mission Road, Los Angeles, California 90031 not later than December 30, 1994.

                                 ANNUAL REPORT

    The Annual Report to Stockholders for fiscal 1993 was mailed to stockholders on April 29, 1993. The Company files an annual report on Form 10-K with the SEC. Stockholders may obtain a copies of these reports without charge by writing to the Secretary of the Company.

                           [LOGO] CARTER HAWLEY HALE
                       THE BROADWAY--EMPORIUM--WEINSTOCKS

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING--JUNE 17, 1994

                        CARTER HAWLEY HALE STORES, INC.
                            3880 NORTH MISSION ROAD
                         LOS ANGELES, CALIFORNIA 90031

    The undersigned hereby appoints DAVID L. DWORKIN and MARC E. BERCOON, and each of them, proxies, each with full power of substitution, to vote all stock of the undersigned at the annual meeting of stockholders of Carter Hawley Hale Stores, Inc. (the "Company") to be held June 17, 1994 at 10:30 a.m. in the Watercourt Ballroom of the Hotel InterContinental, Los Angeles, California, and/or at any adjournment of the annual meeting in the manner indicated on the reverse side, all in accordance with and as more fully described in the notice of Annual Meeting and accompanying Proxy Statement for the meeting, receipt of which is hereby acknowledged.

                          (CONTINUED ON REVERSE SIDE)

                              FOLD AND DETACH HERE

- ---------------   -----------------   /X/ PLEASE MARK YOUR VOTES LIKE THIS
     COMMON           PREFERRED

    THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS INDICATED BELOW:

1. To elect David L. Dworkin, Leobardo F. Estrada, Sidney R.         4. To vote in their discretion on such other business as
Petersen, Terry Savage, David M. Schulte, Sanford Shkolnik, Robert   may properly come before the annual meeting or any
M. Solow, Dennis C. Stanfill, James D. Woods and Samuel Zell as      adjournment thereof.
directors to serve for a term of one year until the next Annual
Meeting of Stockholders and until their respective successors have been duly elected and qualified.
         FOR                  AGAINST                ABSTAIN         IF ANY OTHER BUSINESS IS PRESENTED, THIS PROXY SHALL BE
         / /                    / /                    / /           VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF
                                                                     MANAGEMENT.
2. To approve a proposed amendment to the Company's Amended and      Please mark, date and sign as your name appears to the
Restated Certificate of Incorporation to change the Company's name   left and return in the enclosed envelope. If acting as
to Broadway Stores, Inc.                                             executor, administrator, trustee or guardian, state your
                                                                     full title and authority when signing. If the signer is a
                                                                     corporation, please
         FOR                  AGAINST                ABSTAIN         sign the full corporate name, by a duly authorized
         / /                    / /                    / /           officer. If shares are held jointly, each stockholder
                                                                     named should sign.
                                                                     Date --------------------------------------------------
3. To ratify the appointment of Price Waterhouse as the Company's    Signature(s) -------------------------------------------
independent accountants for the Company's 1994 Fiscal Year.
         FOR                  AGAINST                ABSTAIN              PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE
         / /                    / /                    / /                        ENCLOSED POSTAGE-PAID ENVELOPE

                              FOLD AND DETACH HERE

                            [LOGO]CARTER HAWLEY HALE
                       THE BROADWAY--EMPORIUM--WEINSTOCKS

                     YOUR VOTE IS IMPORTANT TO THE COMPANY

                      PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE